                                                                   EXHIBIT 10.13

                             CONSULTING AGREEMENT
                              (MICHAEL J. WILSON)


          THIS CONSULTING AGREEMENT (the "Agreement") is made as of November 1, 1997 (the "Effective Date"), by and among APPLIED VOICE RECOGNITION, INC., a Utah corporation (the "company"), and MICHAEL J. WILSON, an individual residing in Chicago, Illinois ("consultant").

                              W I T N E S S E T H:

          WHEREAS, the Company and Consultant desire to enter into an agreement regarding the providing of certain consulting services by Consultant to the Company pursuant to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

          1. ENGAGEMENT. The Company hereby engages Consultant and Consultant hereby accepts the engagement with the Company on the terms and conditions set forth in this Agreement.

          2. TERM OF ENGAGEMENT. The term of Consultant's engagement hereunder (the "term") shall commence as of November 1, 1997 and shall continue (subject to termination as hereinafter provided) for a one year term expiring on October 31, 1998 (the "Expiration Date"). At the expiration of the Term, the Company shall have no further obligation to Consultant other than payment of any earned and unpaid fees under Section 3(a), the payment of reimbursable amounts pursuant to Section 3(b), any amount payable pursuant to Section 6 and any right under the Stock Option Agreement (as herein defined), and Consultant shall have no further obligation to the Company except as set forth in Sections 7, 8, 9 and 10.

          3.   COMPENSATION AND OTHER BENEFITS.

          a. As compensation for all services rendered by Consultant in performance of Consultant's duties or obligations under this Agreement, the Company shall pay Consultant a fee of twelve thousand five hundred dollars ($12,500) per month. The consulting fee provided for herein shall be payable in equal semi-monthly installments on or about the first and fifteenth of each month or at such other intervals as the Company and Consultant may hereafter agree to from time to time; provided, however, any payment due as of the execution of this Agreement shall be paid upon execution of this Agreement.

          (b) The Company shall reimburse Consultant for all expenses reasonably incurred by Consultant in connection with performing services hereunder, including, without limitation, business class travel and other business expenses and costs. Amounts reimbursable by the Company to Consultant hereunder shall be paid by the Company to Consultant within thirty days after receipt by the Company of Consultant's invoice therefor.

          4.   DUTIES.

          a. During the term hereof, Consultant shall provide and perform for the Company up to one hundred (100) days of services that generally conform to the description of services described on EXHIBIT AA@ attached hereto and that are designated by the Chairman or the President of the Company from time to
time.   For purposes hereof, a day of service shall be approximately equal to seven and one half working hours, but shall not include travel time. Consultant agrees to provide to the Company a monthly accounting of time spent performing services hereunder, including a brief description of the services performed. Consultant shall retain full direction and control of the means and methods by which Consultant performs the above services and of the places at which such services are to be rendered.
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          b.        During the Term, Consultant agrees not to solely or jointly with others undertake or join any planning for or organization of any business activity directly in the area of voice recognition software designs and applications.

          c. Consultant agrees that during the Term Consultant shall refer to the Company all opportunities in the computer industry related to voice recognition software designs and applications to which Consultant might become exposed in carrying out Consultant's duties and responsibilities hereunder.

          5. STOCK OPTION PLAN. As a further inducement to Consultant to accept the consulting engagement upon the terms set forth herein and in consideration of Consultant=s execution of this Agreement, Consultant shall be granted, under the Applied Voice Recognition, Inc. 1997 Incentive Plan, options to purchase 100,000 shares of the Company's common stock, par value $0.001 (the "options"), pursuant to the Stock Option Agreement in the form attached hereto as EXHIBIT AB@ (the "Stock Option Agreement"). The Stock Option Agreement shall
(i) be executed by the Company and Consultant immediately upon execution of this Agreement, (ii) specify an exercise price per share (subject to adjustment as set forth in the Stock Option Agreement) equal to the last reported trade of the Company's common stock on the Nasdaq OTC Bulletin Board on the date prior to the date this Agreement becomes fully executed by the parties hereto, and (iii) include a provision providing for vesting of the stock options at the rate of one thousand (1,000) shares per day for each day of services performed by Consultant hereunder; provided, that any options not vested on the Expiration Date shall, to the extent that the Term was not sooner terminated, become vested on the Expiration Date. In the event Consultant's engagement is terminated for any reason as described herein, Consultant shall be eligible to retain all Options that have vested, but following such termination, any additional unvested Options shall be cancelled.

          6. TERMINATION OF ENGAGEMENT. Either of the Company or the Consultant shall have the right to terminate Consultant's engagement hereunder without prior notice and without cause; provided, however, (a) if Consultant's engagement was terminated by the Company, Consultant shall continue to receive the compensation described in Section 3 above for a period of one (1) month following the date of such termination; and (b) in the event the aggregate compensation paid by the Company to Consultant pursuant to Section 3(a), including the one (1) month severance described above (if applicable), aggregates less than $1,500 per day for each day of service Consultant has rendered to the Company pursuant hereto, the Company shall pay to Consultant such difference. Notwithstanding the foregoing, the aggregate compensation to be paid to Consultant pursuant to this Agreement shall not exceed $150,000.

          7.   INVENTIONS AND CREATIONS BELONG TO THE COMPANY.

          a. Any and all inventions, discoveries, improvements or creations which Consultant has conceived or made or may conceive or make during the Term and that in any way, directly or indirectly, are connected with the Company's business (collectively, "creations") shall be the sole and exclusive property of the Company. Consultant agrees that all Creations that are copyrightable works created by Consultant are "works made for hire" and shall be the sole and complete property of the Company and that any and all copyrights to such works shall belong to the Company. To the extent any of the works described in the preceding sentence are not deemed to be "works made for hire," Consultant hereby assigns all proprietary rights, including copyright, in these works to the Company without further compensation.

          b. Consultant further agrees to (i) disclose promptly to the Company all such Creations, (ii) assign all such Creations to the Company, and
(iii) execute and sign any and all applications, assignments or other instruments which the Company may deem necessary in order to enable the Company, at the Company's expense, to apply for, prosecute and obtain copyrights, patents or other proprietary rights in the United States and foreign countries or in order to transfer to the Company all right, title and interest in said Creations.

          8. CONFIDENTIALITY; OWNERSHIP OF INFORMATION. The Company promises that the Company will, during the Term, provide Consultant with access to such Confidential Information (as defined in Section 8(a)) owned by the Company and that is used in the operation of the Company's business as reasonably necessary to allow Consultant to perform Consultant's obligations hereunder. Consultant acknowledges that the Company has agreed to provide Consultant with access to such Confidential Information of the Company during the Term.

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          a.        DEFINITION.  For purposes of this Agreement, "Confidential
Information" means any and all information relating directly or indirectly to the Company that is not or does not become generally ascertainable from public or published information or trade sources and that represents proprietary information to the Company, excluding, however, (i) Consultants' business contacts, (ii) information already known to Consultant prior to Consultant's engagement with the Company, (iii) information disclosed to Consultant without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company, or (iv) information required to be divulged in any legal or administrative proceeding in which Consultant is involved. Confidential Information shall consist of, for example, and not intending to be inclusive, (A) software (source and object codes), algorithms, computer processing systems, techniques, methodologies, formulae, processes, compilations of information, drawings, proposals, job notes, reports, records and specifications, and (B) information concerning any matters relating to the business of the Company, any of its customers, prospective customers, customer contacts, licenses, the prices it obtains or has obtained for the licensing of its software products and services, or any other information concerning the business of the Company and the Company's good will.

          b. NO DISCLOSURE. During the Term and at all times thereafter, Consultant shall not disclose or use in any manner, directly or indirectly, and shall use Consultant's best efforts and shall take all reasonable precautions to prevent the disclosure of, any such Confidential Information, except to the extent required in the performance of Consultant's duties or obligations to the Company hereunder or by express prior written consent of a duly authorized officer or director of the Company.

          c. OWNERSHIP OF INFORMATION. Such Confidential Information is and shall remain the sole and exclusive property and proprietary information of the Company or the Company's customers, as the case may be, and is disclosed in confidence by the Company or permitted to be acquired from such customers in reliance on Consultant's agreement to maintain such Confidential Information in confidence and not to use or disclose such Confidential Information to any other person except in furtherance of the Company's business.

          d. RETURN OF MATERIAL. Upon the expiration of the Term or earlier termination of the engagement for any reason, Consultant shall immediately turn over to the Company all documents, disks or other magnetic media, or other material in Consultant's possession or under Consultant's control that may contain or be derived from Creations or Confidential Information. Consultant shall not retain any Confidential Information in any form (e.g., computer hard drive, microfilm, etc.) upon the expiration of the Term or earlier termination of the engagement.

          9. NONCOMPETE; WORKING FOR COMPETITOR. In consideration of Consultant's engagement by the Company, Consultant will not, at any time during the Term or at any time for one (1) year subsequent to any expiration or, if earlier, termination of the Term, directly or indirectly, within the United States, Canada, Mexico, South America or Europe, for Consultant's own account or on behalf of any direct competitors of the Company, engage in any business or transaction directly involving the design, installation, integration, service or consulting with respect to voice recognition software designs and applications (whether as an employee, employer, independent contractor, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity), without the prior written consent of the Company, which consent may be withheld by the Company in the Company's sole and absolute discretion; provided, that nothing herein shall prohibit Consultant from acquiring or holding securities of any publicly traded company.

          10. NON-SOLICITATION OF EMPLOYEES. During the Term and for a period of one (1) year after the date of expiration or, if earlier, termination of the Term, Consultant will not in any way (i) induce or attempt to induce any employee of the Company to quit employment with the Company; (ii) otherwise intentionally interfere with or intentionally disrupt the Company's relationship with its employees; (iii) solicit or entice any employee of the Company to leave the employ of the Company other than by general advertisement or other solicitation not directed specifically to such employee; or (iv) hire or engage (whether for his own account or the account of others) any person Consultant knew to be an employee of the Company or hire or engage any person Consultant knew to be a former employee of the Company whose employment with the Company ceased less than one year before the date of such hiring or engagement. With regard to the foregoing, Consultant agrees that he will use reasonable means to determine whether any person hired by Consultant during the applicable period meets the provisions of clause (iv) above. Consultant acknowledges that the Company claims that any

                                       3
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attempt on the part of Consultant to induce others to leave the Company's employ, or any effort by Consultant to interfere with the Company's relationship with its employees would be harmful and damaging to the Company.

          11. CONSULTANT'S ACKNOWLEDGEMENT. It is the express intention of Consultant and the Company to comply with sections 15.50 et seq. of the Texas Business and Commerce Code in effect as of the date of execution hereof. Consultant stipulates that the provisions of this Agreement are not oppressive or overly burdensome to Consultant and will not prevent Consultant from earning an income following termination of this Agreement. Consultant warrants and represents that:

          a. Consultant is familiar with non-compete and non-solicitation covenants;

          b. Consultant has discussed or acknowledges the opportunity to discuss the provisions of the non-compete and non-solicitation covenants contained herein with Consultant's attorney and has concluded that such provisions (including, without limitation, the right to equitable relief and the length of time provided for herein) are fair, reasonable and just under the circumstances;

          c. Consultant is fully aware of the obligations, limitations and liabilities included in the non-compete and non-solicitation covenants contained in this Agreement;

          d. The scope of activities covered hereby are substantially similar to those activities to be performed by Consultant under this Agreement;

          e. The one (1) year non-compete and non-solicitation period is a reasonable restriction, giving consideration to the following factors: (1) Consultant and the Company reasonably anticipate that this Agreement, although terminable under certain provisions, will continue in effect for sufficient duration to allow Consultant to attain superior bargaining strength and an ability for unfair competition with respect to the customers covered hereby; (2) the duration of the one (1) year non-compete and non-solicitation period is a reasonably necessary period to allow the Company to restore its position of equivalent bargaining strength and fair competition with respect to those customers covered hereby; and (3) historically, consultants and employees of all types have remained with the Company for a duration of longer than the duration of the one (1) year non-compete and non-solicitation period; and

          f. The limitations contained in this Agreement with respect to geographic area, duration and scope of activity are reasonable; however, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in this Agreement is unenforceable, it is the intention of the parties that such restrictive covenants set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render such covenants valid and enforceable.

          12. REMEDIES; INJUNCTION. In the event of a breach or threatened breach by Consultant of any of the provisions of this Agreement, Consultant agrees that the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to a permanent injunction without the necessity of proving actual monetary loss in order to prevent or restrain any such breach by Consultant or by Consultant's partners, agents, representatives, servants, employees and/or any and all persons directly or indirectly acting for or with Consultant. It is expressly understood between the parties that this injunctive or other equitable relief shall not be the Company's exclusive remedy for any breach of this Agreement, and the Company shall be entitled to seek any other relief or remedy which it may have by contract, statute, law or otherwise for any breach hereof.

          13. ARBITRATION. The parties agree that all disputes or questions arising in connection with this Agreement and/or the termination of Consultant's engagement hereunder shall be settled by a single arbitrator pursuant to the rules of the American Arbitration Association in the City of Houston, Texas, and the award of the arbitrators shall be final, non-appealable, conclusive and enforceable in a court of competent jurisdiction; provided, however, notwithstanding the foregoing, in no event shall any dispute, claim or disagreement arising under Sections 7, 8, 9 and 10 of this Agreement that requires injunctive or other equitable relief be required to be submitted to arbitration pursuant to this provision or otherwise.

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

          14. NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to the Company and Consultant as follows:

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

If to the Company, at:           Applied Voice Recognition, Inc.
                                 4615 Post Oak Place, Suite 111
                                 Houston, Texas  77027
                                 Attention:  President
                                 Facsimile No.:  (713) 621-5870

with a copy to:                  Boyar, Simon & Miller
                                 4265 San Felipe, Suite 1200
                                 Houston, Texas  77027
                                 Attention:  J. William Boyar, Esq.
                                 Facsimile No.:  (713) 552-1758

or, if to Consultant, at:        Mr. Michael J. Wilson
                                 132 Settlers Drive
                                 Naperville, Illinois 60565
                                 Facsimile No.: (630) 637-1816

Notices shall be deemed properly delivered and received when and if either: (i) personally delivered; (ii) delivered by nationally-recognized overnight courier;
(iii) when deposited in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid; or (iv) sent via facsimile transmission with confirmation mailed by regular U.S. mail. Any party may change its notice address for purposes hereof to any address within the continental United States by giving written notice of such change to the other parties hereto at least fifteen days prior to the intended effective date of such change.

          15. SEVERABILITY. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Company and Consultant shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all the remaining provisions of this Agreement shall remain in full force and effect.

          16. ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties.

          17. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and permitted assigns.

          18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          19. ATTORNEYS FEES. In the event of any dispute between the parties regarding this Agreement, the prevailing party shall be entitled to be reimbursed for such prevailing party's attorneys fees and costs of court (or cost of arbitration, as applicable) by the non-prevailing party.

          20. AGREEMENT READ, UNDERSTOOD AND FAIR. Consultant has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of the Company.

          21. INDEPENDENT CONTRACTOR. Consultant shall operate at all times as an independent contractor of the Company, and is in no way considered an employee of he Company. This Agreement does not authorize the Consultant to act for the Company as its agent or to make commitments on behalf of the Company.

          22. AMENDMENTS. This Agreement may not be modified or amended except by an instrument in writing, signed by the Consultant and by a duly authorized representative of the Company.

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

          23. ENTIRE AGREEMENT. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the retention of Consultant by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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

          IN WITNESS WHEREOF, the parties have executed this Agreement on this
1st   day of  November, 1997, effective as of the Effective Date.

                              THE COMPANY:

                              APPLIED VOICE RECOGNITION, INC., a Utah
                              corporation



                              By:     /S/ TIMOTHY J. CONNOLLY
                                  ----------------------------------------
                                   Timothy J. Connolly, Chairman and Chief
                                    Executive Officer


                              CONSULTANT:



                                     /S/ MICHAEL J. WILSON
                                  ----------------------------------------
                                        MICHAEL J. WILSON



                               Signature Page to
                              Consulting Agreement
                              (Michael J. Wilson)

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